Audit No. H03000017364 8


                      ARTICLES OF AMENDMENT
                               TO
                    ARTICLES OF INCORPORATION
                               OF
                       GALA HOLDING CORP.
                      (Document No. M36633)

      On January 13, 2003, the Board of Directors of Gala Holding Corporation passed a resolution that Article I of the Articles of Incorporation be amended. On January 13, 2003, a majority of the Shareholders adopted the recommendation of the Company's Board of Directors and by consent, approved this Amendment to the Articles of Incorporation of Gala Holding Corp. The corporation is filing these Articles of Amendment to the Articles of Incorporation, pursuant to F.S. 607.1006.

     1.   The name of the corporation is Gala Holding Corp.

     2. Article 1 of the Articles of Incorporation of Gala Holding Corp. shall be amended as follows:

ARTICLE  1.    Name

     The name of this corporation is:

                      GLOBAL TRANSNET CORP.

SECOND:   The  date  of  adoption  of  this  amendment   by   the
shareholders of this corporation is January 13, 2003 and shall become effective upon filing with the Secretary of State of Florida.

THIRD: This amendment to the Articles of Incorporation of the Corporation has been duly adopted in accordance with the provisions of the Florida Business Corporation Act. A majority of the shares entitled to vote executed a Statement of Consent to Action by the Shareholders of the Company in accordance with the provisions of the Florida Business Corporation Act.

IN WITNESS WHEREOF the undersigned, the President and Secretary of the Corporation, have executed this Amendment to the Articles of Incorporation this 13th day of January, 2003.



                                   /s/Michael Heilman
                                   ------------------------------
                                   Michael Heilman, President



                                         Audit No. H03000017364 8

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                                         Audit No. H03000017364 8

Prepared by:
L. Van Stillman, Esq.
1177 George Bush Blvd., Suite 308
Delray Beach, FL 33431
561-330-9903 telephone
561-330-9116 facsimile
FL Bar No. 165520































                                         Audit No. H03000017364 8
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